AMENDMENT TO
                           FIRST AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP



         As of this 12th day of February, 1997, the First Amended and Restated Agreement of Limited Partnership of Highwoods/Forsyth Limited Partnership dated June 14, 1995, as amended (the "Agreement"), is hereby amended pursuant to Sections 4.2.A and 14.1.B thereof as follows:

Section 1. Definitions.

Article 1 is hereby amended to add the following new definitions:

         "Common Partnership Unit" means a Partnership Unit that is not a Preferred Partnership Unit.

         "Liquidation Preference Amount" means, with respect to any Preferred Partnership Unit, the amount payable with respect to such Preferred Partnership Unit (as established by the instrument designating such Preferred Partnership Units) upon the voluntary or involuntary dissolution, liquidation or winding up of the Partnership, or upon the earlier redemption of such Preferred Partnership Units, as the case may be.

         "Preferred Partnership Unit" means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is designated by the General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests and Common Partnership Units, all as shall be determined by the General Partner subject to the requirements of Section 4.2 hereof.

         "Series A Preferred Partnership Unit" means a Partnership Unit issued by the Partnership to the General Partner in consideration of the contribution by the General Partner to the Partnership of the entire net proceeds received by the General Partner from the issuance of the Series A Preferred Shares. The Series A Preferred Partnership Units shall constitute Preferred Partnership Units. The Series A Preferred Partnership Units shall have the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are set forth in Exhibit H, attached hereto. It is the intention of the General Partner, in establishing the Series A Preferred Partnership Units, that each Series A Preferred Partnership Unit shall be substantially the economic equivalent of a Series A Preferred Share.



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         "Series A Preferred Shares" means the 8 5/8% Series A Cumulative
Redeemable Preferred Shares, par value $0.01 per share, having a liquidation preference equivalent to $1,000.00 per share, issued by the General Partner.

In addition, the definitions of "Partnership Unit," "Partnership Interest" and "REIT Shares Amount" appearing in Article 1 of the Agreement are hereby deleted in their entirety and the following definitions are inserted in their place:

         "Partnership  Unit"  means  a  fractional,  undivided share of the
Partnership  Interests  of all  Partners  issued pursuant  to  Sections   4.1,
4.2 and 4.3. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities. Fractional Units may be held and counted by the General Partner as necessary to meet the requirements of Section 4.1. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof,  the General  Partner may designate  any  Partnership  Units,  when
issued,   as  Common   Partnership   Units  or  as   Preferred Partnership
Units,   may   establish   any  other  class  of Partnership Units, and may
designate one or more series of any class of Partnership Units.

         "Percentage Interest" means, as to a Partner, with respect to any class of Partnership Units held by such Partner, its interest in such class of Partnership Units as determined by dividing the number of Partnership Units in such class owned by such Partner by the total number of Partnership Units in such class then outstanding.

         "REIT  Shares  Amount"  shall  mean a number  of REIT Shares   equal to
the   product  of  the  number  of  Common Partnership  Units  offered  for redemption by a Redeeming Partner, multiplied by the Conversion Factor; provided that in the event the General Partner issues to all holders of REIT
Shares   rights,   options,   warrants   or   convertible   or exchangeable
securities   entitling  the   shareholders   to subscribe for or purchase REIT
Shares, or any other securities or property (collectively, the "rights") then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

         Section 2.        Requirement and Characterization of Distributions.

         Section 5.1 of the Agreement is hereby deleted in its entirety and the following new Section 5.1 is inserted in its place:


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         "Section 5.1      Requirement and Characterization of Distributions

                  The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period in the following order of priority:

                  (i) First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

                  (ii) to the Partners in proportion to their respective Percentage Interests in Common Partnership Units on such Partnership Record Date;

         provided that in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with its qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to any Limited Partner under any circumstances as a result of any distribution to such Limited Partner being so treated.

                   Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash with respect to any Common Partnership Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units."

         Section 3.        Tax Provisions.

         Section 6.1 of the Agreement is hereby deleted in its entirety and the following new Section 6.1 is inserted in its place:


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         "Section 6.1     Allocations For Capital Account Purposes

                For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                A. Net Income. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the General Partner to the extent that Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1.B exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1.A, and (ii) thereafter, Net Income shall be allocated to the Partners who hold Common Partnership Units in proportion to their respective Percentage Interests as holders of Common Partnership Units.

                B. Net Losses. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated to the Partners who hold Common Partnership Units in accordance with their respective Percentage Interests as holders of Common Partnership Units; provided, however, that Net Losses shall not be allocated to any Limited Partner pursuant to this Section 6.1.B to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner."

In addition, Exhibit C to the Agreement is hereby amended to add the following new Section 1.G.:

                "G. Priority Allocation With Respect To Preferred Partnership Units. All or a portion of the remaining items of Partnership gross income or gain for the Partnership Year, if any, shall be specially allocated to the General Partner in an amount equal to the excess, if any, of the cumulative distributions received by the General Partner pursuant to Section 5.1(i) hereof for the current Partnership Year and all prior Partnership Years (other than any distributions that are treated as being in satisfaction of the Liquidation Preference Amount for any Preferred Partnership Units) over the cumulative allocations of Partnership gross income and gain to the General Partner under this Section 1.G for all prior Partnership Years."

         Section 4.        Redemption Right.

         The Agreement is hereby amended by adding the following new Sections 8.6.D and 8.6.E to the Agreement, immediately following
Section 8.6.C:

                "D. Notwithstanding anything contained in Sections 8.6.A, 8.6.B and 8.6.C, no Partner shall be entitled to exercise the Redemption Right pursuant to Section 8.6.A with respect to any Preferred Partnership Unit unless (i) such Preferred Partnership Unit has been issued to and is held


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



       by a Partner other than the General Partner, and (ii) the General Partner has expressly granted to such Partner the right to redeem such Preferred Partnership Units pursuant to Section 8.6.A.

                E. Preferred Partnership Units shall be redeemed, if at all, only in accordance with such redemption rights or options as are set forth with respect to such Preferred Partnership Units (or class or series thereof) in the instruments designating such Preferred Partnership Units (or class or series thereof)."

         Section 5.        General Amendments to the Agreement.

         Notwithstanding anything contained herein, all references to Partnership Units in Sections 7.3.B, 7.5.B and 11.2.C of the
Agreement shall be deemed to refer solely to Common Partnership Units, and not to Preferred Partnership Units. In addition, references in Sections 14.1 and
14.2  of the  Agreement  to  Percentage  Interests  of the  Limited
Partners shall be deemed to refer solely to Percentage Interests of Limited Partners with respect to Common Partnership Units. Further, the reference to Partnership Interests appearing in Section 14.2.A shall be deemed to refer only to Partnership Interests held with respect to Common Partnership Units.

         Section 6.        Exhibits to the Agreement.

         The General Partner shall maintain the information set forth in Exhibit A to the Agreement, as such information shall change from time to time, in such form as the General Partner deems appropriate for the conduct of the Partnership affairs, and Exhibit A shall be deemed amended from time to time to reflect the information so maintained by the General Partner, whether or not a formal amendment to the Agreement has been executed amending such Exhibit A. Such information shall reflect (and Exhibit A shall be deemed amended from time to time to reflect) the issuance of any additional Partnership Units to the General Partner or any other Person, the transfer of Partnership Units and the redemption of any Partnership Units, all as contemplated in the Agreement.


         In addition, the Agreement is hereby amended by attaching thereto as Exhibit H the Exhibit H attached hereto.

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         IN WITNESS  WHEREOF,  the undersigned has executed this Amendment as of the date first written above.

                                       HIGHWOODS PROPERTIES, INC.,
                                       as General Partner of
                                       Highwoods/Forsyth Limited Partnership

                                       By:   /s/Ronald P. Gibson
                                             ---------------------------------
                                             Ronald P. Gibson, President

[CORPORATE SEAL]



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



                                    EXHIBIT H


                      HIGHWOODS/FORSYTH LIMITED PARTNERSHIP


         DESIGNATION OF THE VOTING POWERS, DESIGNATIONS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS AND
               QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF THE
                      SERIES A PREFERRED PARTNERSHIP UNITS


         The following are the terms of the Series A Preferred Partnership Units established pursuant to this Amendment:

         (a) Number. The maximum number of authorized Series A Preferred Partnership Units shall be 143,750.

         (b) Relative Seniority. In respect of rights to receive quarterly distributions and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Partnership, the Series A Preferred Partnership Units shall rank senior to the Common Partnership Units and any other class or series of Partnership Units of the Partnership ranking, as to quarterly distributions and upon liquidation, junior to the Series A Preferred Partnership Units (collectively, "Junior Partnership Units").

         (c)      Quarterly Distributions.

         (1) The General Partner, in its capacity as the holder of the then outstanding Series A Preferred Partnership Units, shall be entitled to receive, when and as declared by the General Partner out of any funds legally available therefor, cumulative quarterly distributions at the rate of $86.25 per Series A Preferred Partnership Unit per year, payable quarterly in arrears in cash on the last day of February, May, August, and November of each year or, if not a Business Day (as hereinafter defined), the next succeeding Business Day, commencing May 31, 1997 (each such day being hereafter called a "Quarterly Distribution Date" and each period beginning on the day next following a
Quarterly   Distribution  Date  and  ending  on  the  next  following  Quarterly
Distribution Date being hereinafter called a "Distribution Period"). Quarterly distributions on each Series A Preferred Partnership Unit shall accrue and be cumulative from and including the date of original issue thereof, whether or not
(i) quarterly distributions on such Series A Preferred Partnership Units are earned or declared or (ii) on any Quarterly Distribution Date there shall be funds legally available for the payment of quarterly distributions. Quarterly distributions paid on the Series A Preferred Partnership Units in an amount less than the total amount of such quarterly distributions at the time accrued and payable on such Partnership Units shall be allocated pro rata on a per unit basis among all such Series A Preferred Partnership Units at the time outstanding.


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



         "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

         (2) The amount of any quarterly distributions accrued on any Series A Preferred Partnership Units at any Quarterly Distribution Date shall be the amount of any unpaid quarterly distributions accumulated thereon, to and including such Quarterly Distribution Date, whether or not earned or declared, and the amount of quarterly distributions accrued on any Series A Preferred Partnership Units at any date other than a Quarterly Distribution Date shall be equal to the sum of the amount of any unpaid quarterly distributions accumulated thereon, to and including the last preceding Quarterly Distribution Date, whether or not earned or declared, plus an amount calculated on the basis of the annual distribution rate for the period after such last preceding Quarterly Distribution Date to and including the date as of which the calculation is made based on a 360-day year of twelve 30-day months. When distributions are not paid in full upon the Series A Preferred Partnership Units (or a sum sufficient for such full payment is not set apart therefor), all distributions declared upon Series A Preferred Partnership Units and any other series of Preferred Partnership Units ranking on a parity as to distributions with the Series A Preferred Partnership Units shall be declared pro rata so that the amount of distributions declared per unit on the Series A Preferred Partnership Units and such other series of Preferred Partnership Units shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series A Preferred Partnership Units and such other series of Preferred Partnership Units bear to each other.

         (3) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Partnership Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment of the Series A Preferred Partnership Units for all past distribution periods and the then current distribution period, (A) no distributions shall be declared or paid or set apart for payment on the Preferred Partnership Units ranking, as to distributions, on a parity with or junior to the Series A Preferred Partnership Units for any period, and (B) no distributions (other than in Junior Partnership Units) shall be declared or paid or set aside for payment or other distribution or shall be declared or made upon the Junior Partnership Units or any other Preferred Partnership Units ranking on a parity with the Series A Preferred Partnership Units as to distributions or upon liquidation ("Parity Units"), nor shall any Junior Partnership Units or any Parity Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Partnership Units or Parity Units) by the Partnership (except by conversion into or exchange for Junior Partnership Units).

         (4) Except as provided herein, the Series A Preferred Partnership Units shall not be entitled to participate in the earnings or assets of the Partnership, and no interest, or sum of money in lieu of interest, shall be payable in respect of any distribution or distributions on the Series A Preferred Partnership Units which may be in arrears.

         (5) Any distribution made on the Series A Preferred Partnership Units shall be first credited against the earliest accrued but unpaid quarterly distribution due with respect to such Partnership Units which remains payable.

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         (6) No quarterly  distributions  on the Series A Preferred  Partnership
Units shall be authorized by the General Partner or be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the General Partner or the Partnership, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, quarterly distributions on the Series A Preferred Partnership Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such quarterly distributions and whether or not such quarterly distributions are authorized.

         (d)      Liquidation Rights.

         (1) Upon the  voluntary  or  involuntary  dissolution,  liquidation  or winding up of the Partnership, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units then outstanding, shall be entitled to receive and to be paid out of the assets of the Partnership available for distribution to its partners, before any payment or distribution shall be made on any Junior Partnership Units, the amount of $1,000.00 per Series A Preferred Partnership Unit, plus accrued and unpaid quarterly distributions thereon.

         (2) After the payment to the holders of the Series A Preferred Partnership Units of the full preferential amounts provided for herein, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units as such, shall have no right or claim to any of the remaining assets of the Partnership.

         (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Partnership, the amounts payable with respect to the preference value of the Series A Preferred Partnership Units and any other
Preferred   Partnership  Units  of  the  Partnership  ranking  as  to  any  such distribution on a parity with the Series A Preferred Partnership Units are not paid in full, the holders of the Series A Preferred Partnership Units and of such other Preferred Partnership Units will share ratably in any such distribution of assets of the Partnership in proportion to the full respective preference amounts to which they are entitled.

         (4) Neither the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, nor the merger or consolidation of the Partnership into or with any other entity or the merger or consolidation of any other entity into or with the Partnership, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes hereof.

         (e)      Redemption.

         (1) The Series A Preferred Partnership Units are not redeemable prior to February 12, 2027. On and after February 12, 2027, the General Partner may, at its option, cause the Partnership to redeem at any time all or, from time to time, part of the Series A Preferred Partnership Units at a price per unit (the " Redemption Price"), payable in cash, of $1,000.00, together with all accrued and unpaid distributions to and including the date fixed for redemption (the "Redemption Date"). The

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


Series A Preferred Partnership Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

         (2)      Procedures of Redemption.

                  (i) At any time that the General Partner exercises its right to redeem all or any of the Series A Preferred Shares, the General Partner shall exercise its right to cause the Partnership to redeem an equal number of Series A Preferred Partnership Units in the manner set forth herein.

                  (ii) No Series A Preferred Partnership Units may be redeemed except from proceeds from the sale of capital stock of the General Partner, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing. The proceeds of such sale of capital stock of the General Partner shall be contributed by the General Partner to the Partnership pursuant to the requirements of
         Section 4.2 of the Partnership Agreement.

         (f) Voting Rights. Except as required by law, the General Partner, in its capacity as the holder of the Series A Preferred Partnership Units, shall not be entitled to vote at any meeting of the Partners or for any other purpose or otherwise to participate in any action taken by the Partnership or the Partners, or to receive notice of any meeting of Partners.

         (g) Conversion. The Series A Preferred Partnership Units are not convertible into or exchangeable for any other property or securities of the Partnership.

         (h) Restrictions on Ownership. The Series A Preferred Partnership Units shall be owned and held solely by the General Partner.

         (i) General. The rights of the General Partner, in its capacity as holder of the Series A Preferred Partnership Units, are in addition to and not in limitation of any other rights or authority of the General Partner, in any other capacity, under the Partnership Agreement. In addition, nothing contained herein shall be deemed to limit or otherwise restrict any rights or authority of the General Partner under the Partnership Agreement, other than in its capacity as the holder of the Series A Preferred Partnership Units.


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